Joshua Gold Resources Announces Exchange Act Revocation and Future Plans

Woodstock, Ontario/June 20, 2017-Joshua Gold Resources Inc. (formerly quoted on the OTC Pink: JSHG), a United States gold exploration company organized under the laws of the State of Nevada and headquartered in Canada, announced today that it has entered into an Offer of Settlement with the United States Securities and Exchange Commission (the “SEC”), under which it has stipulated that the Company’s Securities and Exchange Act of 1934, as amended (the “Exchange Act”), registration will be revoked, directly, by reason of the Company’s failure to file the reports it was required to file with the SEC since the period ended September 30, 2013.  The Offer of Settlement was made following the SEC’s institution of an action to revoke the Company’s registration under the Exchange Act pursuant to Section 12(j) thereof, on or about May 24, 2017.  The Company intends to file a new registration statement with the SEC, and if and when such registration statement is declared effective, to request a U.S. registered broker-dealer to submit a Form 211 with FINRA on its behalf in order to be cleared for quotations of the Company’s common stock in the future.  While the revocation is in effect, no public trading of the Company’s common stock is allowed under applicable law.  Our reporting issues started with the SEC revoking the privilege of two of the partners of our former auditing firm in 2014, which resulted in our being unable to rely on the financial statements audited by this firm for the fiscal years ended December 31, 2012, and 2011, and which required us to re-audit the financial statements for those years, among other potential periods.  We anticipate that we will have the required December 31, 2016 and 2015, audited financial statements, together with the required reviewed financial statements for the current quarter or quarters of fiscal 2017, for filing in the new registration statement within 30 days, at which time we plan to file the referenced registration statement.  In the meantime, we will continue our mining operations and acquisitions as previously announced and will continue to update additional information about our business operations in our website at www.joshuagoldresources.com.  Your continued support of our efforts is appreciated.

Forward-Looking Statements.  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.